Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

SAN DIEGO, April 28, 2010 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its first quarter results for the period ended March 31, 2010. Entropic reported first quarter net revenues of $37.5 million, an increase of 7 percent compared with $35.1 million in the fourth quarter of 2009 and an increase of 56 percent compared to $24.1 million in the first quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s first quarter net income was $1.8 million, or $0.02 per share. This compares with GAAP net income of $1.0 million, or $0.01 per share in the fourth quarter of 2009. Non-GAAP net income in the first quarter was $4.4 million, or $0.06 per share, compared to non-GAAP net income of $3.6 million, or $0.05 per share in the fourth quarter of 2009.

“New Pay-TV service provider deployments of MoCA with DIRECTV and U.S. cable MSOs, as well as expansion of our DBS-ODU footprint at DIRECTV, helped fuel our revenue growth in the first quarter,” said Patrick Henry, president and CEO of Entropic Communications. “Our strong first quarter results support our belief that we are entering the second phase of growth for our MoCA home networking products. We believe that MoCA has become the de-facto standard for connected home entertainment in the U.S. and Entropic will help transform the way consumers experience, engage with, and distribute high-definition, digital video and multimedia content into and throughout the home.”

	Three months ended
(In millions, except per share data)	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Net revenues[1]	$37.5	$35.1	$24.1
GAAP net income (loss)	$1.8	$1.0	$(8.7)
GAAP net income (loss) per share (basic and diluted)	$0.02	$0.01	$(0.13)
Non-GAAP net income (loss)[1]	$4.4	$3.6	$(4.2)
Non-GAAP net income (loss) per share[1] (basic and diluted)	$0.06	$0.05	$(0.06)

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER 2010 RESULTS	PAGE 2

Recent Highlights

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Announced Entropic’s Broadband Access Ethernet over Coax (EoC) solution has been selected by Panyu Cable for deployment of an EoC solution for delivering new high-bandwidth services to their subscribers located in the Guangdong province. The EoC solution delivers high performance, scalable “last kilometer” connectivity, bringing video-on-demand (VoD) and data access applications to thousands of Panyu Cable subscribers living in multiple dwelling units (MDUs) throughout southern China.

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Partnered with Broadlight, the leading supplier of GPON semiconductors and software to deliver best-of-breed home networking solutions for service provider markets. Entropic and Broadlight are aligning silicon and software solution roadmaps to develop and deliver optimized MoCA-enabled Optical Network terminals (ONTs) that will be capable of delivering next-generation performance requirements.

For More Information

Entropic management will be holding a conference call today, April 28, 2010, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the first quarter of fiscal 2010 and to provide guidance for the second quarter. You may access the conference call via any of the following:

Teleconference:	631-813-4729

Conference ID:	68523356

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	706-645-9291

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER 2010 RESULTS	PAGE 3

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income (loss) and net income (loss) per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges, and their related effects on the number of diluted shares used in calculating non-GAAP income (loss) per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our expectations for future revenue, earnings and product sales growth, and our belief that MoCA has become the de-facto standard for connected home entertainment in the U.S. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for HD video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Annual Report on Form 10-K for the year ended December 31, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Robbin Lynn

Marketing Communications Manager

858.768.3673

robbin.lynn@entropic.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$37,451	$35,078	$24,123
Cost of net revenues	17,701	16,962	11,904

Gross profit	19,750	18,116	12,219
Operating expenses:
Research and development	11,538	10,912	13,323
Sales and marketing	3,778	3,578	3,637
General and administrative	2,700	2,825	2,689
Amortization of intangibles	—	—	16
Restructuring charges (1)	—	—	1,124
Impairment of goodwill and intangible assets (2)	—	—	208

Total operating expenses	18,016	17,315	20,997

Income (loss) from operations	1,734	801	(8,778)
Other income, net	25	27	59

Income (loss) before income taxes	1,759	828	(8,719)

Income tax provision (benefit)	1	(193)	17

Net income (loss)	$1,758	$1,021	$(8,736)

Net income (loss) per share - basic and diluted	$0.02	$0.01	$(0.13)

Weighted average number of shares used to compute net income (loss) per share - basic	71,322	70,820	68,799

Weighted average number of shares used to compute net income (loss) per share - diluted	73,989	73,142	68,799

(1)	In March 2009, the Company implemented a restructuring plan to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. During the three months ended March 31, 2009, the Company recorded restructuring charges of $1,124,000 related to the restructuring plan.
(2)	During the three months ended March 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in its ongoing business operations.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2010	December 31, 2009

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,499	$35,252
Accounts receivable, net	18,188	15,468
Inventory	17,007	16,353
Prepaid expenses and other current assets	2,542	3,302

Total current assets	76,236	70,375
Property and equipment, net	11,334	11,581
Intangible assets, net	1,217	1,623
Other long-term assets	230	235

Total assets	$89,017	$83,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,666	$5,726
Accrued payroll and benefits	3,219	3,396
Accrued expenses and other current liabilities	2,311	2,217
Deferred revenues	341	174

Total current liabilities	12,537	11,513
Stock repurchase liability	297	345
Other long-term liabilities	2,898	3,043
Stockholders’ equity	73,285	68,913

Total liabilities and stockholders’ equity	$89,017	$83,814

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
GAAP net income (loss)	$1,758	$1,021	$(8,736)
Non-GAAP adjustments:

Stock-based compensation:

Cost of net revenues	63	36	16
Research and development	1,079	1,028	1,522
Sales and marketing	312	353	368
General and administrative	738	724	902

Total stock-based compensation	2,192	2,141	2,808
Acquisition-related items:

Amortization of intangible assets:

Cost of net revenues	406	405	406
Operating expenses	—	—	16
Impairment of goodwill and intangible assets	—	—	208
Restructuring charges	—	—	1,124

Total of non-GAAP adjustments	2,598	2,546	4,562

Non-GAAP net income (loss)	$4,356	$3,567	$(4,174)

GAAP weighted average shares (basic)	71,322	70,820	68,799
Non-GAAP adjustment for dilutive shares (a)	4,953	4,110	—

Non-GAAP weighted average shares (diluted)	76,275	74,930	68,799

GAAP net income (loss) per share (basic)	$0.02	$0.01	$(0.13)
Non-GAAP adjustments detailed above (a)	0.04	0.04	0.07

Non-GAAP net income (loss) per share (diluted)	$0.06	$0.05	$(0.06)

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.